Exhibit 10.1

August 15, 2018

Aegean Bunkering (USA) LLC
Aegean Marine Petroleum Network, Inc.
10 Akti Kondili
Piraeus 185 45
Greece
Attention:	Mr. Ioannis Mystakidis Mr. Sypros Fokas

ABN AMRO Capital USA LLC
100 Park Avenue
New York, New York 10017
Attention:	Trade & Commodity Finance (TCF) Group, Meena Veerappan and Rod Hutchinson

RE: Exclusivity Letter dated July 4 (the "Exclusivity Letter") between Aegean Marine Petroleum Network, Inc. ("Aegean Marine") and Mercuria Energy Group Limited ("Mercuria", together with Aegean Marine, the "Parties")

Dear Mr. Mystakidis/TCF Group:

Reference is made to the Exclusivity Letter and the Indicative Summary Terms and Conditions (the "Term Sheet") referred to therein and attached thereto.  Reference is also being made to that certain Second Amended and Restated Uncommitted Credit Agreement dated August 3, 2017 (as amended, supplemented or otherwise modified from time to time, the "US Borrowing Base") among Aegean Bunkering (USA) LLC (the "Borrower"), Lenders party thereto and ABN AMRO Capital USA LLC, as Administrative Agent, Collateral Agent, Syndication Agent, Swing Line Lender, Daylight Overdraft Lender and an Issuing Lender thereunder ("ABN").  Capitalized terms not otherwise defined in this Letter shall have the meaning ascribed to them in the Exclusivity Letter, the Term Sheet, and the Borrowing Bases (as hereinafter defined), respectively.

I.	Purpose of Letter.

This letter agreement (this "Letter") is being put in place by Aegean Marine and Mercuria for purposes of confirming the occurrence of certain portions of the Transaction, the need for certain other portions of the Transaction to be timely completed and to further set out certain terms and conditions that are yet to be finalized and implemented into amended and restated

Aegean Bunkering (USA) LLC
Aegean Marine Petroleum Network, Inc.
August 15, 2018

versions of the Borrowing Bases (the "Amended and Restated Borrowing Bases") between the Parties and certain of their respective Affiliates.  ABN, as the Administrative Agent under the US Borrowing Base has been asked to and has agreed to acknowledge this Letter for the limited purposes set forth herein.

II.	Completion of Term Sheet Items.

As of the date of this Letter, the Parties agree that the Parties and/or certain of their Affiliates have completed (or are completing as of the date hereof) the following portions of the Transaction:

A.
Global Borrowing Base (Global Interests Acquisition) – Effective as of July 30, 2018, Definitive Documents were entered into pursuant to which an Affiliate of Mercuria acquired, by transfer and assignment, all of the rights, interests and obligations of all of the Lenders in, to and under the Global Borrowing Base and related Loan Documents, thereafter becoming the sole Lender to the Borrowers thereunder (the "Global Interests Acquisition");

B.
Global Borrowing Base (Waiver) – Effective August 2, 2018, each of the Borrowers under the Global Borrowing Base, Aegean Marine and ABN AMRO Bank N.V. ("ABN NV"), as the Facility Agent and Collateral Agent, entered into a letter agreement (the "August 2 Waiver Letter") pursuant to which certain waivers of Events of Default under the Global Borrowing Base previously granted to the Borrowers were extended through August 31, 2018, certain modifications to the Global Borrowing Base were set forth and certain conditions to the continuation of the waiver were established;

C.
US Borrowing Base (US Interests Acquisition) – Effective as of August 13, 2018, Definitive Documents were entered into pursuant to which an Affiliate of Mercuria acquired, by transfer and assignment, all of the rights, interests and obligations of all of the Lenders in, to and under the US Borrowing Base and related Loan Documents, thereafter becoming the sole Lender to the Borrower thereunder (the "US Interests Acquisition", together with the Global Interests Acquisition, the "Interests Acquisitions");

D.	US Borrowing Base (Waiver) – Effective as of the date of this Letter, Borrower and Lender, with the acknowledgment and agreement (where expressly noted) of the Administrative Agent, hereby agree that:

i.
Section 2(a) of the Fifth Amendment and Waiver No. 6 to Second Amended and Restated Uncommitted Credit Agreement dated as of May 4, 2018 (as heretofore amended, and as amended, supplemented or otherwise modified or

Aegean Bunkering (USA) LLC
Aegean Marine Petroleum Network, Inc.
August 15, 2018

waived from time to time, the "Fifth Amendment") is amended by deleting the words "August 14" and replacing them with the words "August 30",

ii.
Section 2(a) of the Sixth Amendment and Waiver No. 7 to Second Amended and Restated Uncommitted Credit Agreement dated as of June 29, 2018 (as heretofore amended, and as amended, supplemented or otherwise modified or waived from time to time, the "Sixth Amendment") is amended by deleting the words "August 14" and replacing them with the words "August 30";

iii.
the definition of "Subject Defaults" as set forth in the Fifth Amendment and Sixth Amendment shall be amended in each case to refer to the Events of Default set forth on Schedule 1 hereto and that certain waivers of such Events of Default under the US Borrowing Base previously granted to the Borrower thereunder are being extended through August 30, 2018 (for purposes of this clause II.D.iii, this Letter shall sometimes be referred to as the "August 15 Waiver Extension Letter" and, together with the August 2 Waiver Letter, collectively as the "Waiver Letters");

iv.
Notwithstanding anything to the contrary in the US Borrowing Base or the Prior Waiver Letters, the Parties hereto acknowledge and agree (together with the acknowledgment and agreement of the Administrative Agent) that the Financial Advisor and the U.S. Financial Advisor shall no longer be maintained or engaged by the Administrative Agent and the Lenders in connection with the business and affairs of Aegean Marine, the Borrower, and their respective Subsidiaries or in relation to the US Borrowing Base, nor shall any fees, costs or expenses of the Financial Advisor or the U.S. Financial Advisor be paid or reimbursable by the Borrower, Aegean Marine or their respective Subsidiaries;  and

v.
the Parties hereto acknowledge and agree (together with the acknowledgment and agreement of the Administrative Agent) that the Financial Advisor and U.S. Financial Advisor, as applicable, shall no longer be advised by the Company Financial Advisor of the business, operations, properties and financial and other condition of the Borrower, the Aegean Marine and their respective Subsidiaries or have any consultation rights with respect thereto; provided, however, nothing in this clause II.D.v. shall be interpreted as modifying any obligations of Borrower, Aegean Marine and their respective Subsidiaries from providing the reports and other information to either one or both of the Administrative Agent or the Lender regarding the business, operations, properties and financial and other condition of the Borrower, Aegean Marine and their respective Subsidiaries as is otherwise required under the terms of the US Borrowing Base; and

Aegean Bunkering (USA) LLC
Aegean Marine Petroleum Network, Inc.
August 15, 2018

E.
Liquidity – as set out in the Term Sheet and based in part upon the occurrence of the events set out in clauses A. through D. above (including in relation to modifications to the Borrowing Bases set out in the Waiver Letters or other Definitive Documents and the terms herein), (i) Mercuria and its Affiliates have made available to Aegean Marine and its Affiliates increased liquidity in the amount of $14.6M as set forth under the heading "Changes to Borrowing Base" in the Incremental Liquidity Spreadsheet attached to this Letter as Schedule 2 (the "Liquidity Spreadsheet") and (ii) Mercuria or one of its Affiliates (a) is to provide increased liquidity in an amount no less than $5.0M in respect of the Barge Loan as set forth in the Liquidity Spreadsheet and (b) increased liquidity in an amount no less than $10.4M in respect of Sleeved Inventory and Discounting Tier 2 Receivables as set forth in the Liquidity Spreadsheet, each of  clauses (a) and (b) to be provided within no more than thirty (30) days following the date hereof, which foregoing clauses (i) and (ii) shall provide Aegean Marine and its Affiliates increased liquidity in excess of the USD30,000,000 as called for in the Term Sheet (the "Liquidity").  It is acknowledged by Aegean Marine, for itself and on behalf of its Affiliates, however, that the certainty of the availability for Sleeved Inventory and Discounting Tier 2 Receivables is, as provided for in the Term Sheet, subject to the credit criteria of Mercuria (the "Credit Criteria") and, as such, this aspect of the Liquidity is wholly dependent on the credit quality of counterparties to the transactions presented for sleeving and receivables presented for discounting.  In the event Liquidity under clauses (a) and (b) is not available to Aegean Marine or any one or more of its Affiliates, whether because the Barge Loan is not completed within the foregoing time frame or because any transactions presented for sleeving or receivables presented for discounting fail to satisfy the Credit Criteria, Mercuria and Aegean Marine will in good faith seek to provide the balance of the Liquidity through mutually acceptable alternative means.

III.	Equity Issuance.

Based on the completion of the foregoing and the agreement to this Letter by the Parties, Aegean Marine will, within no more than three (3) Business Days from the date of this Letter, issue the New Equity to Mercuria (or its designated Affiliate) pursuant to the terms and conditions of the Term Sheet and the Definitive Documents for such issuance (drafts of which are substantially complete as of the date of this Letter).

IV.	Amended and Restated Borrowing Bases; Salient Terms.

In addition to the completion of the foregoing, the Parties agree that they will (or will cause their respective Affiliates to), prior to the Waiver Termination Date set out in each of the Waiver Letters, as applicable, (unless such date(s) is (are) extended by each of the Lenders (and, where applicable, the Administrative Agent, Facility Agent and/or Collateral Agent) under the Borrowing Basses), put in place the Amended and Restated Borrowing Bases.  It is further agreed that the Amended and Restated Borrowing Bases will include language addressing,

Aegean Bunkering (USA) LLC
Aegean Marine Petroleum Network, Inc.
August 15, 2018

among other things, the following specific items (the "Salient Terms"), which Salient Terms are consistent with those set out in the Term Sheet or which may have otherwise generally been agreed to in the Waiver Letters (it being understood and agreed that the Administrative Agent has not consented to any of the Salient Terms (and is not making any commitment to do so), which consent, if and to the extent required, shall be provided by the Administrative Agent in its sole discretion in a separate written agreement signed by the Administrative Agent):

A.	Salient Terms – Amended and Restated Global Borrowing Base:

1.	Until the applicable Facility A Termination Date and Facility B Termination Date, the maximum Outstandings under the Facility shall not exceed USD440,000,000 in the aggregate.

2.
Affiliates of the Borrowers shall be entitled to use the Unencumbered Barges (as identified in Schedule 3 to the August 2 Waiver Letter) as security for secured loans made by Mercuria (or any one of its Affiliates), the proceeds of which may be used by the Borrowers for the limited purposes agreed to, in advance, by Aegean Marine, the Security Agent and the Lenders (the "Unencumbered Barge Transactions").  The Borrowers, Facility Agent, Security Agent and Lenders agree that the Unencumbered Barge Transactions shall be described under clause 24.13 (Negative pledge) as exclusions thereto and are not subject to the cap set forth in Section 24.14 (Disposals).

3.	Disposals by any Obligor under Clause 24.14(b)(i) is reset to be no less than USD15,000,000 in the aggregate.

4.
All applicable provisions of the Global Borrowing Base (including each applicable definition in Clause 1.1 (Definitions) or elsewhere in the Global Borrowing Base) have been or shall be amended to provide for (i) Mercuria Energy Trading S.A. (an Affiliate of Mercuria) ("METSA") to be a Hedging Provider; (ii) for the applicable agreement(s) between METSA and any one or more of the Borrowers to qualify, in all respects, as a Hedging Provider Hedging Agreement; and (iii) all hedging transactions entered into under any such Hedging Provider Hedging Agreement to qualify as Hedging Provider Hedging Transactions.

5.
In relation to Schedule 2 of the August 2 Waiver Letter - Items 2, 3, 4 (as updated to refer to the Amended and Restated Global Borrowing Base), 5, 6, 7, 8, 9, 10 (all clauses - to the extent the reports referenced therein has not been timely delivered or clause (e) if the report referenced therein has been timely delivered), 11, 14 and 17; provided, however, to the extent compliance by any Obligor with any other provision of Schedule 2 has not been achieved as of the applicable date set out therein, then each such additional item shall also be included in this list,

Aegean Bunkering (USA) LLC
Aegean Marine Petroleum Network, Inc.
August 15, 2018

unless, with the agreement of the Facility Party and the Majority Lenders, any such provisions are the subject of a separate or additional waiver letter.

B.	Salient Terms – Amended and Restated US Borrowing Base

1.
Such modifications and changes to the US Borrowing Base as are consistent with the waivers set out in Section II.D.iv. and II.D.v. of this Letter, including, but not limited to, deletion of definitions of "Engagement Letter", "Financial Advisor", and "U.S. Financial Advisor" and any other provisions of the US Borrowing Base implemented pursuant to the Prior Waiver Letters placing these specific additional control and reporting requirements on the Borrower, Aegean Marine and their respective Subsidiaries.

2.
Such modifications to the definition of "Borrowing Base", "Eligible Accounts Receivable - Tier 1" and "Eligible Accounts Receivable - Tier 2" as are agreed to and negotiated between the Borrower, Aegean Marine and the Lender which adjust the criteria applicable for the assessment of Account Debtors whose Eligible Accounts Receivables qualify under each of the foregoing definitions.

3.
The incorporation of terms and conditions in to the US Borrowing Base sufficient to provide for the Borrower to engage in hedging activities and that such hedging activities will be (a) with approved hedging providers, which shall include, from the effective date of the Amended and Restated US Borrowing Base, the Lender or any one or more of its Affiliates who provide hedging services to Borrower; (b) under an industry standard master agreements (i.e., ISDA 2002 Master Agreement), with such provider of the hedging services; (c) reflected in hedging transactions entered into under the foregoing standard master agreement, each of which will be an approved hedge transaction and (d) granted pari passu treatment with all of the Collateral pledged by Borrower as security for the Obligations, including making each hedging provider a Secured Party under the Loan Documents.

4.
The reporting requirements in the US Borrowing Base shall be amended as follows until the applicable Waiver Termination Date: (i) amend Section 7.2 of the US Borrowing Base to (A) amend the delivery requirements set forth in clauses (g), (j) and (k) thereof to "promptly following the reasonable request of the Administrative Agent or Required Lenders," and (B) amend the timing requirement in the paragraph below clause (k) thereof related to participation by senior management and senior personnel of the Company Financial Advisor in conference calls to discuss the financials in any fiscal month to "promptly following the reasonable request of the Administrative Agent or Required Lenders,"; (ii) amend each of the delivery requirements set forth in clauses (a), (c) and (d) of Section 6 of the Fifth Amendment (Reporting) to "promptly following the reasonable request of the Administrative Agent or Required Lenders,"; (iii) amend the delivery requirements set forth in clause

Aegean Bunkering (USA) LLC
Aegean Marine Petroleum Network, Inc.
August 15, 2018

(b), sub-clause (i) (Cash Flow Results) and sub-clause (ii) (13-Week Cash Flow Forecast) of Section 6 of the Fifth Amendment (Reporting) to "promptly following the reasonable request of the Administrative Agent or Required Lenders,"; (iv) amend the delivery requirement in Section 7 of the Fifth Amendment (Specified Receivables Determination; Specified Receivables Update) to "promptly following the reasonable request of the Administrative Agent or Required Lenders,"; and (v) to the extent not previously delivered, as required, amend each of the delivery requirements set forth in Section 4 (Cash Flow Projection) and Section 6 (Borrowing Base Audit) of the Third Amendment and Waiver No. 3 to Second Amended and Restated Uncommitted Credit Agreement dated as of March 30, 2018 (as heretofore amended, and as amended, supplemented or otherwise modified from time to time, the "Third Amendment") to "promptly following the reasonable request of the Administrative Agent or Required Lenders,".

5.
Notwithstanding anything to the contrary in the US Borrowing Base or the amendments and/or waivers thereto, upon the execution of the Amended and Restated US Borrowing Base (inclusive of the deletion of or amendment to certain provisions thereof), certain of the continuing covenants and immediate Events of Default set forth in the US Borrowing Base or the amendments and/or waivers thereto shall be deemed to be waived and the Borrower under the Amended and Restated US Borrowing Base shall no longer be required to comply with such sections, save to the extent any such sections may have been otherwise amended or modified to address the foregoing Events of Default (including, but not limited to, the imposition of additional covenants of or obligations on the Borrower and/or Aegean Marine).

V.	Effect of Letter.

Except as expressly set forth herein, it is acknowledged by the Parties that nothing in this Letter is intended to amend, modify, alter, override, or replace in any manner the terms and conditions of the Exclusivity Letter or the Term Sheet or to replace or override in any manner the terms and conditions set out in the Waiver Letters or, to the extent applicable to the Borrowing Bases, any waiver letter that may have been in place prior to the effective date of each of the Global Interests Acquisition and US Interests Acquisition (including the August 2 Waiver Letter) (collectively, the "Prior Waiver Letters") to which each Affiliate of Mercuria who is now a Lender is entitled to the benefits thereof in such capacity.  Further, the Salient Terms are intended to be only supplemental to the terms of the Term Sheet and those terms and conditions agreed to in the Waiver Letters (to the extent such terms and conditions differ from the Salient Terms).

VI.	Conditions.

1.	The grant of the waivers and consents set out in this Letter are subject to the Borrower and Aegean Marine delivering executed counterparts to this Letter.

Aegean Bunkering (USA) LLC
Aegean Marine Petroleum Network, Inc.
August 15, 2018

2.	The issuance of the Amended and Restated Borrowing Bases are subject to:

a.
As to the Amended and Restated Global Borrowing Base - the agreement of the Obligors, the Lender and Facility Agent to the changes and modifications of the Global Borrowing Base in accordance with the Salient Terms set out in Section IV.A. of this Letter, together with any and all such other terms and conditions as are agreed to by and between the Obligors, the Lender and the Facility Agent, which agreements are achieved and definitive documents executed by the foregoing parties on or prior to the applicable Waiver Termination Date;

b.
As to the Amended and Restated US Borrowing Base – the agreement of the Borrower, Parent, the Lender and (where applicable) the Administrative Agent to the changes and modifications of the US Borrowing Base in accordance with the Salient Terms set out in Section IV.B. of this Letter, together with any and all such other terms and conditions as are agreed to by and between the Borrower, Parent, the Lender and (where applicable) the Administrative Agent, which agreements are achieved and definitive documents executed by the foregoing parties on or prior to the applicable Waiver Termination Date; and

c.
In each of the cases set out in clauses a. and b. above, the parties thereto shall have agreed to and executed any and all agreements, documents and other instruments as may be required or requested by the Lender, Facility Agent, Security Agent, Administrative Agent and/or the Collateral Agent, each as applicable to the applicable Amended and Restated Borrowing Base, to ensure the enforceability of each Amended and Restated Borrowing Base, inclusive of all other Loan Documents currently in place or required to be put in place in conjunction with the Amended and Restated Borrowing Bases, to ensure the rights and interests of each of the foregoing entities remains in place and unaffected, including, but not limited to, each Security Document and the security interests of each of the foregoing entities in and to all Collateral as Secured Parties thereunder.  As with each of the Amended and Restated Borrowing Bases, all such agreements, documents and other instruments requested or required hereunder shall be executed by the applicable Persons to be a party thereto on or prior to the applicable Waiver Termination Date.

VII.	Governing Law.

Aegean Bunkering (USA) LLC
Aegean Marine Petroleum Network, Inc.
August 15, 2018

THIS LETTER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO SUCH STATE'S CONFLICT OF LAW PROVISIONS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION.

VIII.	Submission to Jurisdiction and Waiver of Jury Trial

Sections 11.13 (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) of the US Facility are incorporated herein, mutatis mutandis.

IX.	Confirmation of No Competing Financial Proposals

For purposes of the Exclusivity Letter, Aegean Marine hereby confirms that there are no Competing Financial Proposals that it is aware of or has received from any Person, including any Excluded Person, as of the date of this Letter.

If you are in agreement with the terms and conditions of this Letter, please indicate so by having an authorized representative of Aegean Marine sign an original of this Letter where indicated below and having such original or a .pdf of such original returned to the undersigned.  If, however, you disagree with any of the terms and conditions set out herein, please contact any one of the following individuals immediately – Magid Shenouda, Anthony Ford, Guillaume Vermersch or Mark Greenberg.

[Remainder of page intentionally left blank]

Sincerely,

MERCURIA ENERGY GROUP LIMITED

By:	/s/ Guillaume Vermersch
Name:	Guillaume Vermersch
Title:	Director

AGREED TO AND ACCEPTED ON THIS
THE 15TH DAY OF AUGUST, 2018:

AEGEAN MARINE PETROLEUM NETWORK, INC.

By:	/s/ Spyridon Fokas
Name:	Spyridon Fokas
Title:	General Counsel

AEGEAN BUNKERING (USA) LLC

By:	/s/ Kevin C. Zamudio
Name:	Kevin C. Zamudio
Title:	Director

ACKNOWLEDGED AND ACCEPTED SOLELY
WHERE EXPRESSLY SET OUT IN
THIS LETTER ON THIS THE 15th DAY OF
AUGUST, 2018:

ABN AMRO CAPITAL USA LLC, as Administrative Agent

By:	/s/ Floris Lyppens
Name:	Floris Lyppens
Title:	MD

By:	/s/ Meena Veerappan
Name:	Meena Veerappan
Title:	Vice President

Schedule 1 - Events of Default

1.
The extension of the date on which mandatory prepayments were required to be made pursuant to Section 4.7(a) of the Credit Agreement as a result of the Total Extensions of Credit exceeding the Borrowing Base as of each of June 8, 2018 (the "First Specified Prepayment"), June 15, 2018 (the "Second Specified Prepayment") and June 22, 2018 (the "Third Specified Prepayment") to the Waiver Expiration Date (as defined in the Sixth Amendment), which extension shall be effective as of June 8, 2018, in the case of the First Specified Prepayment, June 15, 2018, in the case of the Second Specified Prepayment, or June 22, 2018, in the case of the Third Specified Prepayment.

2.
Event of Default that has or may have arisen under Section 9(e)(B) of the Credit Agreement solely as a result of a default occurring under (i) that certain Senior Indenture, dated as of October 13, 2013 (as amended, restated, supplemented, waived and/or modified from time to time, the "2013 Indenture"), between Parent and Deutsche Bank Trust Company Americas, as indenture trustee (the "2013 Trustee") and (ii) that certain Indenture, dated as of December 19, 2016 (as amended, restated, supplemented, waived and/or modified from time to time, the "2016 Indenture" and, together with the 2013 Indenture, each an "Indenture" and collectively the "Indentures"), between Parent and U.S. Bank National Association, as indenture trustee (the "2016 Trustee" and, together with the 2013 Trustee each a "Trustee" and collectively the "Trustees"), in each case as a result of Parent's (x) failure to file an annual report for the fiscal year ended December 31, 2017 and (y) failure to deliver to each Trustee, within 120 days after the end of the fiscal year ended December 31, 2017, an officers' certificate stating that a review of the activities of the Parent and its subsidiaries has determined that the Parent has kept, observed, performed and fulfilled its obligations under the applicable Indenture and has complied and is not in default under the applicable Indenture (collectively, the "Indenture Defaults").

3.
Event of Default that has or may have arisen under Section 9(e)(A) of the Credit Agreement caused solely as a result of a default occurring under that certain Loan Agreement dated 30 August 2005 (as amended, modified, supplemented or waived from time to time, the "Kithnos Loan Agreement"), by and among Kithnos Maritime Inc.,  Lefkas Marine S.A., Paros Maritime Inc., Santorini Maritime Limited, Serifos Shipping (Pte.) Ltd. (collectively, the "Kithnos Borrowers"), the banks and financial institutions party thereto from time to time, Aegean Baltic Bank S.A., as agent, and the other parties party thereto, as a result of the Kithnos Borrowers' (i) failure to pay the Balloon Instalment (as defined in the Kithnos Loan Agreement) in relation to the Kithnos Tranche (as defined in the Kithnos Loan Agreement) and (ii) failure to pay the Balloon Instalment in relation to the Serifos Tranche (as defined in the Kithnos Loan Agreement) (collectively, the "Kithnos Defaults").

4.
Event of Default that has or may have arisen under Section 9(e)(B) of the Credit Agreement caused solely as a result of a default occurring under that certain Global Dollar Card - Buyer Initiated Services Agreement, effective December 14, 2016 (as amended, modified, supplemented or waived from time to time, the "Amex Agreement"), by and between American Express Travel Related Services Company, Inc. and Aegean

Marine Petroleum Network, Inc., as a result of Aegean Marine Petroleum Network, Inc.'s failure to pay mandatory payments required to be made pursuant to Section 2 of the Amex Agreement (the "Amex Default").

5.
Events of Default that have or may have arisen under Section 9(e) or (o), as the case may be, of the Credit Agreement solely as a result of any cross-default occurring under any Indebtedness (including the Global Borrowing Base), Guarantee Obligation or Commodity Contract in relation to the failure to make the First Specified Prepayment, the Second Specified Prepayment and the Third Specified Payment within the applicable time period set forth in the Credit Agreement, the Indenture Defaults, the Amex Default and the Kithnos Defaults (collectively, the "Indebtedness Cross-Defaults").

6.	Events of Default that have or may have arisen under Section 9(o) of the Credit Agreement as a result of:

a.
an Event of Default occurring under the Global Borrowing Base due to the Company permitting the sale, lease, transfer or other disposal of any asset in excess of $15,000,000 in the aggregate from the Group without the prior written consent of the Facility Agent (as each such term is defined in the Global Borrowing Base);

b.
an Event of Default occurring under the Global Borrowing Base due to the Company making an untrue representation on the date such statement is or was made under any Finance Document to the extent the most recent financial statements delivered do not give a true and fair view (if audited) or fairly present (if unaudited) the Company's consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate (as each such term is defined in the Global Borrowing Base); and

c.
an Event of Default occurring under the Global Borrowing Base for any other item specifically waived under that certain Global Facility Waiver, dated as of August 2, 2018, from the Facility Agent to the Obligors (as each such term is defined in the Global Borrowing Base) (collectively, together with clauses (a) and (b) above, the "Other Global Facility Cross-Defaults").

7.
Event of Default that has or may have arisen under Section 9(c) of the Credit Agreement solely as a result of the Borrower's failure to comply with Section 8.1(b)(iv) of the Credit Agreement, due to the Parent permitting the Group Consolidated Interest Coverage Ratio to be less than 1.90 to 1.00 as at December 31, 2017 (such failure, the "Existing Group Interest Coverage Ratio Default").

8.
Event of Default that has or may have arisen under Section 9(c) of the Credit Agreement solely as a result of the Borrower's failure to comply with Section 8.5 of the Credit Agreement, due to the Parent making a dividend payment in the amount of $420,000 to its shareholders on April 4, 2018 (such failure, the "Existing Parent Dividend Payment Default").

9.
Event of Default that has or may have arisen under Section 9(o) of the Credit Agreement solely as a result of an Event of Default occurring under the Global Borrowing Base, due to the Parent permitting the average of the ratio of EBITDA to Finance Charges in respect of the four most recent Measurement Periods (as each such term is defined in the Global Borrowing Base) to be less than 1.90 to 1.00 as at December 31, 2017 (such occurrence, the "Existing Global Financial Covenant Cross Default").

10.
Event of Default that has or may have arisen under Section 2(b) of the Third Amendment solely as a result of the Waiver Expiration Date (as defined in the Third Amendment) occurring on April 4, 2018, due to an Event of Default occurring under Section 9(c) of the Credit Agreement solely as a result of the Existing Parent Dividend Payment Default (such occurrence, the "Existing Waiver Expiration Date Default").

11.
Events of Default that have or may have arisen during the period immediately following the occurrence and during the continuance of the Existing Group Interest Coverage Ratio Default and the Existing Cross Default under Section 9(b) of the Credit Agreement solely as a result of:

a.
the Borrower providing certain requests, certificates, reports, notices and other statements during such period to the Administrative Agent, pursuant to which the Borrower has represented that, at such time, there did not exist any Default or Event of Default under any of the Loan Documents; and

b.
such representations being incorrect solely because of the Existing Group Interest Coverage Ratio Default and the Existing Global Financial Covenant Cross Default (collectively, together with clause (a) above, the "Existing Misrepresentation Defaults").

12.	Events of Default that have or may have arisen under Section 9(c) of the Credit Agreement solely as a result of its failure to satisfy its obligations under:

a.
Section 7.1(a)(i) of the Credit Agreement solely as a result of the failure to deliver the audited financial statements of the Parent for the Fiscal Year ended on December 31, 2017 within the time period set forth therein and under Section 7.2(b) of the Credit Agreement to deliver a Compliance Certificate concurrently therewith; and

b.
Section 7.2(a) of the Credit Agreement solely as a result of the failure to deliver a certificate of the Parent's independent certified public accountants (the "Parent Auditor") reporting on such audited financial statements complying with the terms of clause (ii) thereof (collectively, together with clause (a) above, such failure, the "Existing Financial Statement Defaults" and, together with any default or event of default under any Contractual Obligation arising from the failure to make the First Specified Prepayment, the Second Specified Prepayment and the Third Specified Payment within the applicable time period set forth in the Credit

Agreement, the Indenture Defaults, the Amex Default, the Kithnos Defaults, the Other Global Facility Cross Defaults, the Existing Group Interest Coverage Ratio Default, the Existing Parent Dividend Payment Default, Existing Global Financial Covenant Cross Default, the Existing Waiver Expiration Date Default and the Existing Misrepresentation Defaults, collectively, the "Existing Defaults").

13.	Events of Default that have or may have arisen under:

a.
Section 9(c) of the Credit Agreement solely as a result of any failure to deliver a notice to the Administrative Agent under Sections 7.2 or 7.7 of the Credit Agreement in relation to any of the facts and circumstances described in this Schedule 1 to the Eighth Amendment and the Existing Defaults;

b.
Section 9(b) of the Credit Agreement solely as a result of the representations set out in Sections 5.1, 5.7 and 5.17 of the Credit Agreement being untrue on the date such representations are or were made solely by reason of the matters described in this Schedule 1 to the Eighth Amendment;

c.
Section 9(e) of the Credit Agreement solely as a result of any Loan Party or its Subsidiaries defaulting in the observation or performance of any obligation or condition under any Indebtedness or Guarantee Obligation in relation to (i) the facts and circumstances described in this Eighth Amendment or the existence of the Existing Defaults, (ii) any cross-default, material adverse change or analogous provision contained in such Indebtedness or Guarantee Obligation where any such breach relates to the facts and circumstances described in this Schedule 1 to the Eighth Amendment or the existence of the Existing Defaults, (iii) any failure to satisfy the requirements of any financial maintenance covenant or ratio where such breach is of a similar nature to any of the Existing Defaults, (iv) any failure to deliver any financial statement and/or compliance certificate in accordance with the terms of such Indebtedness or Guarantee Obligation where such breach is of a similar nature to any of the Existing Defaults, (v) any failure to give notice of any event of default (howsoever described) in accordance with the terms of such Indebtedness or Guarantee Obligation where such breach relates to any of the Existing Defaults and (vi) any representation made under the terms of any Indebtedness or Guarantee Obligation being untrue on the date such representation is or was made solely by reason of the matters described in this Schedule 1 to the Eighth Amendment, but in each case of clauses (i) through (vi), only if and until such time as the aggregate amount of (x) such Indebtedness that comes due prior to its stated maturity, plus (y) such Guaranteed Obligations with respect to which the underlying primary obligation comes due prior to its stated maturity, does not exceed $10,000,000 in the aggregate;

d.
Section 9(o) of the Credit Agreement solely as a result of any event of default occurring under the Global Borrowing Base in relation to any of the matters described in Schedule 1 to the August 2 Waiver Letter among the Borrowers, Parent and Facility Agent (each as defined in the Global Borrowing Base); and

e.	Section 9(p) of the Credit Agreement solely as a result of the facts and circumstances described in this Schedule 1 to the Eighth Amendment.